Exhibit 10.7

The Lessor: Far East Machinery Co., Ltd.

The Lessee: FEMCO Steel Technology Co., Ltd.

Lease Agreement for Land, Plant and Equipment

December 2023

This Lease Agreement is signed and agreed upon between:	The Lessor: Far East Machinery Co., Ltd. (Party A), and The Lessee: FEMCO Steel Technology Co., Ltd. (Party B)

The above-mentioned Parties hereby sign this Lease Agreement for Land, Plant and Equipment (the Agreement) and agree to comply with the following terms and conditions:

Article 1	The lease subject matter of the Agreement- Land, plant location and lease scope:

The registered information of land and plant is as follows:

Owner	County/ City	Township	Road/ Street	No.	Land Section	Land No.	Area (in square meters)	Lease Scope	Remarks
Far East Machinery Co., Ltd.	Chiayi County	Minxiong Township	Gongye 1st Road	No. 3	Gongye Subsection of Touqiao Section	7-1	12296	All parts of the land	Details are as shown in the photocopy of the ownership certificate of Attachment 1
						23	9234	All of the main building of the plant	Photocopies of certificate of ownership of buildings, user license and cadastral map
						23-1	9230

Article 2	Lease of auxiliary machinery and equipment: None.

Article 3	Lease period: The lease period shall be negotiated by both Parties, which shall be January 1, 2024 to December 31, 2024. Unless otherwise agreed in writing by both Parties for renewal, the lease period shall expire automatically without further notice from Party A, and Party B shall not claim the application of Article 451 of the Civil Code.

During the lease period, unless otherwise agreed herein, if both Parties have adjustments to the content of the Agreement, they may add or delete the provisions in the form of a written agreement or reach a new contract after reaching a mutual agreement.

Article 4	Payment of rent: The monthly rent payable is NT$2,000,000. Party A shall issue an invoice to Party B before the 15th day of each month to claim the payment, and Party B shall not delay or refuse to make payment for any reason. Both Parties agree that during the lease period, Party A may request to adjust the rent due to changes in land value or any other analogous circumstances, and Party B shall negotiate with Party A to determine the new rent amount.

Article 5	Agreement on security bond (deposit) and its refund

The security bond shall be NT$0.00. Party B shall pay the security bond to Party A when signing the Agreement.

The security deposit specified in the preceding paragraph shall be refunded without interest by Party A after the Agreement is terminated and Party B shall return the land and plant after deducting the liabilities borne by Party B in accordance with the Agreement.

Article 6	Taxation: Taxes related to the Agreement shall be handled in accordance with the following agreements:

1.	The house tax and land value tax shall be borne by Party A.

2.	Party B shall bear the taxes and expenses payable by Party B when using water, electricity and business premises.

Article 7	Restrictions on the use of land and plant

The land and plant shall be used for purposes of production and manufacturing.

Party B agrees to abide by the terms and conditions and shall not use the land and plant illegally or store dangerous goods that are not used for business purposes and would affect public safety.

Without the written consent of Party A, Party B shall not sublet, lend or otherwise use all or part of the land and plant to, or assign the lease rights to any other third party.

Article 8	Repairs and modifications

If the lease subject matter is damaged and repairs are necessary, Party B shall be responsible for repairing at its own expense.

If the lease subject matter requires modification of facilities, with the written consent of Party A, Party B may install such facilities by itself in accordance with relevant laws and regulations, and the costs incurred shall be borne by Party B.

Article 9	Responsibilities of the Lessee

Party B shall maintain the land and plant with the care of a good administrator, and shall be liable for damages in the event of violating such obligation and causing damage or loss to the plant.

Article 10	Partial loss of the lease subject matter of land and plant

If during the period of lease, part of the plant is lost due to reasons that are not attributable to Party B, Party B may request a rent reduction based on the lost part. If the rent reduction cannot be determined for the circumstances specified in the preceding Paragraph, Party B may terminate the Lease Agreement.

Article 11	Expiration of the lease term

Unless otherwise agreed upon in writing by both Parties, the Agreement shall be automatically terminated upon expiration of the lease period, and Party B shall return the land and plant immediately and shall not claim the application of Article 451 of the Civil Code.

Article 12	Return of leased subject matter

1.	Upon the termination of the lease, Party B shall return the lease subject matter of the Agreement to Party A and shall not make any excuses to shirk or claim any rights.

2.	In the event that Party B fails to immediately move out of the leased premise and return the lease subject matter of the Agreement, Party A may request Party B to pay liquidated damages equal to twice the current monthly rent on a monthly basis until the relocation is completed, and Party B shall not have any objection.

Article 13	Miscellaneous

If Party B fails to return the land and plant upon the expiration of the lease term or the termination of the Agreement, or fails to pay the rent as agreed, or fails to pay liquidated damages as agreed in the event of a breach of contract, it shall be subject to enforcement.

Article 14	Disposal to the remnants

If there are any remnants when Party B moves out of the leased premise upon the expiration of the lease period or the termination of the Agreement, such remnants shall be deemed to have been abandoned and regarded as waste for Party A to arbitrarily dispose of and the costs of disposal shall be borne by Party B, and Party A may directly deduct such costs from the security deposit specified Article 5. If the security deposit is insufficient for deduction, Party A may claim compensation and Party B shall not have any objection.

Article 15	Termination of the lease by the Lessor

Party A may terminate the Lease under any of the following circumstances of Party B:

1.	Failure to pay rent for two months, and Party B still fails to make payment within a certain period of time specified by notices of Party A.

2.	Violating the provisions of Article 7.

3.	Violating the provisions of Paragraph 2 of Article 8.

4.	Violating the provisions of Article 9.

Article 16	Termination of the Lease by the Lessee

Party B may terminate the Lease under any of the following circumstances:

1.	When the lease subject matter requires repair due to natural damage, and Party A shall be responsible for repairing according to the Agreement, but the repairs have not been completed within a certain period of time set in the notices by the Lessee.

2.	Any situation in Paragraph 1 of Article 10 and the rent reduction cannot be determined,

3.	The lease subject matter has defects that endanger Party B’s safety or health.

Article 17	Dispute Resolution

Disputes arising from the Agreement may be resolved by both Parties in the following manner:

1.	To be mediated by the Real Estate Dispute Mediation Committee of the jurisdiction where the land and plant are located.
2.	To be mediated by the Consumer Dispute Mediation Committee of the county or city where the dispute takes place.
3.	Except for exclusive jurisdiction, the court of the jurisdiction where the plant is located shall be the court of first instance.

Article 18 Counterparts

This Agreement shall be made in two copies, and each of the Parties shall hold one copy respectively for reference.

Article 19 Matters not clearly specified

Any matters not clearly specified herein shall be settled in accordance with relevant laws, customs and the principle of good faith.

Attached documents: Attachment 1

■ 2 photocopies of ownership certificate.

■ 4 photocopies of user license.

■ 1 photocopy of cadastral map.

This Lease Agreement is signed and agreed upon between:

The Lessor:	Far East Machinery Co., Ltd.	/s/ Huei-Mei Chuang
	Tax ID No.: 65818201 Address: No. 752, Zhongxiao Rd., Chiayi City TEL: (05) 2766171	(signature)
Responsible Person: Hui-Mei Chuang

The Lessee:	FEMCO Steel Technology Co., Ltd.	/s/ David Chuang
	Tax ID No.: 04465819 Address: No. 3, Gongye 1st Road, Touciao Industrial Park, Minxiong Township, Chiayi County TEL: (05) 2212555	(signature)
Responsible Person: Yu-Lung Chuang

December 20, 2023